Apollo Global Management, Inc. Third Quarter 2023 Earnings

APOLLO

Third Quarter 2023 Financial Highlights

- GAAP Net Income Attributable to Apollo Global Management, Inc. Common Stockholders was $660 million for the quarter ended September 30, 2023, or $1.10 per share, and $2.9 billion over the last four quarters
- Apollo's primary non-GAAP earnings metric, Adjusted Net Income, which represents the sum of FRE, SRE, and PII, less HoldCo interest and other financing costs and taxes, totaled $1.0 billion, or $1.71 per share, for the third quarter

	3Q'23	Per Share	YTD'23	Per Share
GAAP Financial Measures ($ in millions, except per share amounts)				
Net Income Attributable to Apollo Global Management, Inc. Common Stockholders	$660	$1.10	$2,269	$3.77
Segment and Non-GAAP Financial Measures ($ in millions, except per share amounts)				
Fee Related Earnings ("FRE")	$472	$0.77	$1,311	$2.18
Spread Related Earnings ("SRE")	$873	$1.43	$2,360	$3.92
Fee and Spread Related Earnings	$1,345	$2.20	$3,671	$6.10
Principal Investing Income ("PII")	$4	$0.01	$32	$0.05
Adjusted Net Income ("ANI")	$1,045	$1.71	$2,900	$4.83
Assets Under Management ($ in billions)				
Total Assets Under Management ("AUM")	$631			
Fee-Generating AUM ("FGAUM")	$468			

	3Q'23	LTM 3Q'23
Business Drivers ($ in billions)		
Inflows	$33	$153
Gross Capital Deployment	$36	$142
Debt Origination	$23	$91

Note: 2022 amounts throughout this document have been retrospectively adjusted in accordance with the requirements of the adoption guidance of the accounting standard relating to Targeted Improvements to the Accounting for Long-Duration Contracts ("LDTI"). This presentation contains non-GAAP financial information and defined terms which are described on pages 32 to 36. The non-GAAP financial information contained herein is reconciled to GAAP financial information on pages 27 to 31. Per share calculations are based on end of period Adjusted Net Income Shares Outstanding. YTD'23 per share amounts represent the sum of the last three quarters. See page 22 for the share reconciliation. "NM" as used throughout this presentation indicates data has not been presented as it was deemed not meaningful, unless the context otherwise provides.

1

APOLLO

GAAP Income Statement (Unaudited)

(In millions, except per share amounts)	3Q'22	2Q'23	3Q'23	YTD'22	YTD'23
Revenues					
Asset Management					
Management fees	$389	$452	$462	$1,100	$1,328
Advisory and transaction fees, net	110	170	157	286	482
Investment income (loss)	(31)	138	292	475	882
Incentive fees	9	26	18	17	59
Retirement Services					
Premiums	3,045	9,041	26	10,769	9,163
Product charges	184	207	217	525	622
Net investment income	2,033	2,948	3,166	5,667	8,726
Investment related gains (losses)	(2,847)	366	(2,624)	(12,822)	(1,193)
Revenues of consolidated variable interest entities	114	347	318	148	946
Other revenues	(27)	7	563	(38)	583
Total Revenues	**2,979**	**13,702**	**2,595**	**6,127**	**21,598**
Expenses					
Asset Management					
Compensation and benefits	(386)	(516)	(557)	(1,429)	(1,743)
Interest expense	(31)	(31)	(36)	(94)	(98)
General, administrative and other	(167)	(226)	(220)	(472)	(643)
Retirement Services					
Interest sensitive contract benefits	(171)	(2,012)	(333)	581	(3,634)
Future policy and other policy benefits	(3,270)	(9,512)	(368)	(11,230)	(10,346)
Market risk benefits remeasurement gains (losses)	458	71	441	1,689	166
Amortization of deferred acquisition costs, deferred sales inducements and value of business acquired	(112)	(153)	(211)	(318)	(502)
Policy and other operating expenses	(342)	(452)	(467)	(985)	(1,356)
Total Expenses	**(4,021)**	**(12,831)**	**(1,751)**	**(12,258)**	**(18,156)**
Other Income (Loss) – Asset Management					
Net gains (losses) from investment activities	(16)	20	(32)	164	(14)
Net gains (losses) from investment activities of consolidated variable interest entities	85	12	49	465	95
Other income (loss), net	28	48	22	26	102
Total Other Income (Loss)	**97**	**80**	**39**	**655**	**183**
Income (loss) before income tax (provision) benefit	(945)	951	883	(5,476)	3,625
Income tax (provision) benefit	96	(201)	(243)	962	(697)
Net income (loss)	**(849)**	**750**	**640**	**(4,514)**	**2,928**
Net (income) loss attributable to non-controlling interests	286	(151)	42	1,913	(637)
Net income (loss) attributable to Apollo Global Management, Inc.	**(563)**	**599**	**682**	**(2,601)**	**2,291**
Preferred stock dividends	—	—	(22)	—	(22)
Net income (loss) attributable to Apollo Global Management, Inc. Common Stockholders	**$(563)**	**$599**	**$660**	**$(2,601)**	**$2,269**
Earnings (Loss) per share					
Net income (loss) attributable to Common Stockholders - Basic	$(0.98)	$1.00	$1.10	$(4.51)	$3.77
Net income (loss) attributable to Common Stockholders - Diluted	$(0.98)	$1.00	$1.10	$(4.51)	$3.75
Weighted average shares outstanding – Basic	584	579	579	585	581
Weighted average shares outstanding – Diluted	584	579	579	585	582

2

Strong third quarter results reflect continued execution against 2023 targets • Record quarterly FRE of $472 million driven by solid management fee growth, record quarterly capital solutions fees, and well controlled expenses, together generating significant margin expansion • Record quarterly SRE of $873 million driven by solid organic growth and strong new business profitability • Together, FRE and SRE of $1.3 billion in the third quarter showcase the resilient and growing earnings power of the Asset Management and Retirement Services businesses • Total AUM of $631 billion benefited from total inflows of $33 billion in the third quarter Continued progress on three strategic growth pillars • Origination: Debt origination volume totaled $23 billion in the third quarter, run-rating near a $100bn annualized rate, aided by an increasing contribution from platform origination • Global Wealth: Fundraising from individual investors remains on track to exceed last year's level, driven by an expanding product suite and distribution reach, as well as strong investment performance • Capital Solutions: Generated record quarterly fee revenue from robust capital deployment activity within Yield and Equity strategies Third Quarter 2023 Business Highlights ✓ ✓ 3

APOLLO

Total Segment Earnings

($ in millions, except per share amounts)	3Q'22	2Q'23	3Q'23	YTD'22	YTD'23
Management fees	$546	$620	$648	$1,573	$1,845
Capital solutions fees and other, net	105	138	146	272	422
Fee-related performance fees	20	35	40	46	102
Fee-related compensation	(194)	(212)	(212)	(556)	(635)
Non-compensation expenses	(112)	(139)	(150)	(319)	(423)
Fee Related Earnings	**$365**	**$442**	**$472**	**$1,016**	**$1,311**
Net investment spread	832	1,045	1,100	2,305	3,066
Other operating expenses	(117)	(117)	(121)	(335)	(362)
Interest and other financing costs	(73)	(129)	(106)	(199)	(344)
Spread Related Earnings	**$642**	**$799**	**$873**	**$1,771**	**$2,360**
Fee and Spread Related Earnings	**$1,007**	**$1,241**	**$1,345**	**$2,787**	**$3,671**
Principal Investing Income	**$50**	**$20**	**$4**	**$257**	**$32**
Segment Income	**$1,057**	**$1,261**	**$1,349**	**$3,044**	**$3,703**
HoldCo interest and other financing costs[1]	(29)	(20)	(36)	(103)	(77)
Taxes and related payables	(178)	(231)	(268)	(598)	(726)
Adjusted Net Income	**$850**	**$1,010**	**$1,045**	**$2,343**	**$2,900**
ANI per share	**$1.42**	**$1.70**	**$1.71**	**$3.91**	**$4.83**

1. Represents interest and other financing costs related to Apollo Global Management, Inc. not attributable to any specific segment. HoldCo interest and other financing costs for 3Q'23 includes $21 million related to the redemption of Apollo Asset Management's Series A and Series B Preferred Stock, representing the difference between the book value and the redemption value.

4

APOLLO

Total Segment Earnings - Normalizing Spread Related Earnings

($ in millions, except per share amounts)	3Q'22	2Q'23	3Q'23	YTD'22	YTD'23
Management fees	$546	$620	$648	$1,573	$1,845
Capital solutions fees and other, net	105	138	146	272	422
Fee-related performance fees	20	35	40	46	102
Fee-related compensation	(194)	(212)	(212)	(556)	(635)
Non-compensation expenses	(112)	(139)	(150)	(319)	(423)
Fee Related Earnings	**$365**	**$442**	**$472**	**$1,016**	**$1,311**
Net investment spread	832	1,045	1,100	2,305	3,066
Other operating expenses	(117)	(117)	(121)	(335)	(362)
Interest and other financing costs	(73)	(129)	(106)	(199)	(344)
Normalization of alternative investment income to 11%[1]	82	75	96	66	319
Other notable items[2]	(42)	—	(90)	(3)	(115)
Spread Related Earnings - Normalized[3]	**$682**	**$874**	**$879**	**$1,834**	**$2,564**
Fee and Spread Related Earnings - Normalized[3]	**$1,047**	**$1,316**	**$1,351**	**$2,850**	**$3,875**
Principal Investing Income	**$50**	**$20**	**$4**	**$257**	**$32**
Segment Income - Normalized	**$1,097**	**$1,336**	**$1,355**	**$3,107**	**$3,907**
HoldCo interest and other financing costs	(29)	(20)	(36)	(103)	(77)
Taxes and related payables	(186)	(247)	(269)	(611)	(769)
Adjusted Net Income - Normalized	**$882**	**$1,069**	**$1,050**	**$2,393**	**$3,061**
ANI per share - Normalized	**$1.47**	**$1.80**	**$1.72**	**$3.99**	**$5.10**

1. See page 13 for more information on normalization of alternative investment income. 2. Other notable items include unusual variability such as actuarial experience, assumption updates and other insurance adjustments. 3. Spread Related Earnings - Normalized reflects adjustments to exclude notable items and normalize alternative investment income to an 11% long-term return.

5

Segment Details

APOLLO

Asset Management Segment

- Management fees increased 19% year-over-year driven by the activation of the investment period for the tenth vintage of our flagship private equity funds ("Fund X"), robust growth from Retirement Services clients, and solid levels of capital deployment
- Capital solutions fees were a quarterly record, driven by strong levels of capital deployment across Yield and Equity strategies in the third quarter
- Fee related expenses increased only modestly quarter-over-quarter, reflecting a continued commitment to disciplined expense growth amid less hiring activity and investment spend, which translated into approximately 100 basis points of margin expansion sequentially

($ in millions, except per share amounts)	3Q'22	2Q'23	3Q'23	% Change vs. 3Q'22	YTD'22	YTD'23	% Change vs. YTD'22
Management Fees							
Yield	$367	$392	$408	11.2%	$1,042	$1,179	13.1%
Hybrid	53	62	62	17.0%	154	181	17.5%
Equity[1]	126	166	178	41.3%	377	485	28.6%
Total management fees	546	620	648	18.7%	1,573	1,845	17.3%
Capital solutions fees and other, net	105	138	146	39.0%	272	422	55.1%
Fee-related performance fees	20	35	40	100.0%	46	102	121.7%
Fee Related Revenues	**$671**	**$793**	**$834**	**24.3%**	**$1,891**	**$2,369**	**25.3%**
Fee-related compensation	(194)	(212)	(212)	9.3%	(556)	(635)	14.2%
Non-compensation expenses[2]	(112)	(139)	(150)	33.9%	(319)	(423)	32.6%
Fee Related Earnings	**$365**	**$442**	**$472**	**29.3%**	**$1,016**	**$1,311**	**29.0%**
FRE per share	**$0.61**	**$0.74**	**$0.77**	**26.2%**	**$1.70**	**$2.18**	**28.2%**
FRE Margin	**54.4%**	**55.7%**	**56.6%**		**53.7%**	**55.3%**	
FRE Compensation Ratio	**28.9%**	**26.7%**	**25.4%**		**29.4%**	**26.8%**	

1. Equity management fees include Fund X catch-up management fees of $24 million and $45 million, respectively, for 3Q'23 and YTD'23. 2. Non-compensation expenses include placement fees of $3 million and $8 million, respectively, for 3Q'23 and YTD'23.

7

APOLLO

Asset Management: Assets Under Management

- Total AUM increased $108 billion, or 21%, year-over-year primarily driven by $95 billion of inflows from Asset Management and $58 billion of inflows from Retirement Services, as well as mark-to-market appreciation, partially offset by $45 billion of outflows, including $35 billion from normal course activity at Athene, and $23 billion of realization activity
- Fee-Generating AUM increased $74 billion, or 19%, year-over-year primarily driven by strong organic growth at Athene, an investment management agreement for Atlas SP Partners ("Atlas"), and fundraising across a variety of Asset Management strategies, primarily offset by outflows at Athene
- Approximately 55% of Apollo's total AUM is comprised of perpetual capital, which is highly scalable and does not rely on cyclical fundraising dynamics

Total AUM ($bn)


$481
$83
$47
$351
$523
$94
$57
$373
$631
$109
$61
$461
3Q'21
3Q'22
3Q'23
Yield
Hybrid
Equity

Fee-Generating AUM ($bn)


$361
$42
$20
$300
$394
$44
$26
$324
$468
$53
$29
$387
3Q'21
3Q'22
3Q'23
Yield
Hybrid
Equity

Perpetual Capital AUM ($bn)


$288
$23
$61
$204
$314
$40
$45
$229
$352
$43
$49
$261
3Q'21
3Q'22
3Q'23
Athene
Athora
Other[1]

Note: AUM totals may not add due to rounding. Effective 1Q'23, Perpetual Capital AUM includes Apollo Diversified Real Estate Fund and Apollo Diversified Credit Fund, which have been advised by Apollo since 2Q'22. Applicable periods have been recast to conform to this change. 1. Other includes MidCap Financial ($13 billion), Apollo Commercial Real Estate Finance, Inc. ($9 billion), Apollo Diversified Real Estate Fund/Apollo Diversified Credit Fund ($8 billion), Apollo Debt Solutions BDC ($7 billion), MidCap Financial Investment Corporation ($3 billion), Apollo Senior Floating Rate Fund/Apollo Tactical Income Fund ($1 billion), and other AUM related to a publicly traded business development company ($2 billion), among others. AUM related to Apollo Debt Solutions, MidCap Financial Investment Corporation and the publicly traded business development company is as of June 30, 2023.

8

APOLLO

Asset Management: Inflows

- Robust total gross inflows of $33 billion during the third quarter and $153 billion over the last twelve months
- Inflows from Asset Management clients of $20 billion in the third quarter were driven by inflows into yield-focused sidecars, including a sizeable third-party insurance mandate, a final close for Fund X, cornerstone commitments for the newly established Asset-Backed Finance ("ABF") franchise and Atlas, fundraising for the sixth vintage of Accord ("Accord VI") and the second vintage of Apollo / Athene Dedicated Investment Program ("ADIP II"), as well as solid inflows across Global Wealth-focused products, primarily Apollo Aligned Alternatives ("AAA") and Apollo Debt Solutions ("ADS")
- Inflows from Retirement Services of $13 billion in the third quarter included record quarterly inflows from flow reinsurance and solid retail annuity sales


($ in billions)
$65
$27
inorganic
$13
$25
$57
$7
$18
$32
$131
$72
inorganic
$28
$31
$75
$37
$38
$128
$48
$6
$71
$153
$55
$37
inorganic
$58
2018
2019
2020
2021
2022
LTM 3Q'23
Asset Management
Retirement Services


$28
$3
$11
$14
$57
$12
$37
inorganic
$8
$35
$19
$16
$33
$13
$20
4Q'22
1Q'23
2Q'23
3Q'23
Asset Management
Retirement Services

Note: Inflows from Retirement Services includes organic and inorganic inflows from Athene, as detailed on page 11, as well as inorganic inflows from Athora.

9

APOLLO

Retirement Services Segment

- Adjusting for other notable items and a normalized alternative investment return, normalized SRE grew 40% year-to-date for the year-over-year period driven by robust organic growth trends and strong profitability
- Normalized Spread Related Earnings was $879 million and translates to normalized net spread of 169 basis points in the third quarter, which increased 28 basis points year-over-year due to higher floating rate income and continued profitable growth of the business

($ in millions, except per share amounts)	3Q'22	2Q'23	3Q'23	% Change vs. 3Q'22	YTD'22	YTD'23	% Change vs. YTD'22
Fixed income and other investment income, net	$1,470	$2,207	$2,235	52.0%	$3,979	$6,399	60.8%
Alternative investment income, net	250	259	230	(8.0)%	884	674	(23.8)%
Strategic capital management fees	14	16	19	35.7%	39	49	25.6%
Cost of funds	(902)	(1,437)	(1,384)	53.4%	(2,597)	(4,056)	56.2%
Net Investment Spread	**832**	**1,045**	**1,100**	32.2%	**2,305**	**3,066**	33.0%
Other operating expenses	(117)	(117)	(121)	3.4%	(335)	(362)	8.1%
Interest and other financing costs[1]	(73)	(129)	(106)	45.2%	(199)	(344)	72.9%
Spread Related Earnings	**$642**	**$799**	**$873**	36.0%	**$1,771**	**$2,360**	33.3%
SRE per share	**$1.07**	**$1.34**	**$1.43**	33.6%	**$2.95**	**$3.92**	32.9%
Normalization of alternative investment income to 11%	82	75	96	17.1%	66	319	383.3%
Other notable items[2]	(42)	—	(90)	114.3%	(3)	(115)	NM
Spread Related Earnings - Normalized[3]	**$682**	**$874**	**$879**	28.9%	**$1,834**	**$2,564**	39.8%
SRE per share - Normalized[3]	**$1.14**	**$1.47**	**$1.44**	26.3%	**$3.06**	**$4.27**	39.5%
Net Spread	1.33%	1.52%	1.68%	35bps	1.26%	1.52%	26bps
Normalized Net Spread[3]	1.41%	1.66%	1.69%	28bps	1.31%	1.66%	35bps

Note: 2022 amounts for Spread Related Earnings have been retrospectively adjusted in accordance with the requirements of the adoption guidance of the accounting standard relating to LDTI. 1. The decrease in interest and other financing costs from 2Q'23 to 3Q'23 was driven by a decrease in interest on short-term repurchase agreements related to a lower average balance. Short-term repo balances, net of the non-controlling interest in Athene Co-Invest Reinsurance Affiliate Holding Ltd., (together with its subsidiaries, ACRA 1) and Athene Co-Invest Reinsurance Affiliate Holding 2 Ltd. (together with its subsidiaries, ACRA 2), collectively defined as ACRA, totaled $4.5 billion at the end of 1Q'23, $3.1 billion at the end of 2Q'23, and $1.3 billion at the end of 3Q'23. 2. Other notable items include unusual variability such as actuarial experience, assumption updates and other insurance adjustments. 3. Spread Related Earnings – Normalized, SRE per share - Normalized and Normalized Net Spread reflect adjustments to exclude notable items and normalize alternative investment income to an 11% long-term return.

10

Retail: Sales activity underwritten to above average returns with continued progress on distribution expansion to financial institutions Flow Reinsurance: Record quarterly inflows, with year-to-date flows surpassing FY'22 levels, driven by continued traction with Japanese and U.S. clients Pension Group Annuities: Strong pipeline, including a transaction announced in October, following a quieter third quarter Funding Agreements1: Third quarter activity primarily driven by three transactions with the FHLB and a secured funding agreement 1. Funding agreements are comprised of funding agreements issued under funding agreement backed notes (“FABN”) and funding agreement backed repurchase agreement (“FABR”) programs, funding agreements issued to the Federal Home Loan Bank (“FHLB”) and long term repurchase agreements. 2. For periods prior to 2022, SRE represents Athene’s historically reported adjusted operating income available to common shareholders excluding the change in fair value of Apollo Operating Group Units, equity based compensation related to Athene’s long-term incentive plan, and operating income tax. Normalized SRE reflects adjustments to exclude notable items and normalize alternative investment income to an 11% long- term return. Retirement Services: Strong Growth Profile Athene Organic Inflows Spread Related Earnings — Normalized2 $3 $9 $13 $28 $48 $44 3 5 7 8 21 22 4 2 6 6 8 3 6 11 9 8 10 5 2014 2016 2018 2020 2022 YTD'23 ~16x ($ in billions) ~95% correlation between as-reported SRE and FRE ~95% correlation between normalized SRE and FRE 11 ($ in millions) 3Q'23 Highlights: $879 $893 $961 $1,061 $1,380 $1,463 $1,367 $1,848 $2,552 $3,311 FRE Normalized SRE 2014 2015 2016 2017 2018 2019 2020 2021 2022 LTM 3Q'23

APOLLO

Retirement Services: Portfolio & Spread Highlights

Investment Portfolio Highlights

- 97% of Athene's fixed income portfolio[1] is invested in investment grade assets
- 20% or $42 billion of Athene's portfolio[2] is invested in floating rate assets, 13% or $27 billion net of floating rate liabilities[3]
- Apollo Asset Management aims to generate 30 to 40 basis points of asset outperformance across Athene's portfolio
- Target asset classes which generate illiquidity or structuring premium such as CLOs and ABS, not incremental credit risk
- CRE investments virtually all debt (i.e. not equity) and well-suited for Athene's long duration liability profile - more information can be found on Athene's website here[5]
- Focus on directly originated, senior secured loans where control of origination results in better risk-adjusted return
- Historical annual credit losses across total portfolio of only 9 basis points over the past five years compared to 14 basis points for the industry[7]

Retirement Services Net Spread Bridge (QoQ)


1.52%
0.16%
Higher income from floating rate assets and deployment
(0.04)%
Lower alts return
0.02%
Gain on Venerable Insurance and Annuity Company (VIAC) recapture, partially offset by higher cost of funds on new business and other nonrecurring items
0.02%
Other[4]
1.68%
2Q'23
3Q'23

Normalized Retirement Services Net Spread Bridge (QoQ)[6]


1.66%
0.16%
Higher income from floating rate assets and deployment
(0.15)%
Higher cost of funds on new business
0.02%
Other[4]
1.69%
2Q'23
3Q'23

1. As of September 30, 2023, 97% of $130 billion of available for sale securities designated NAIC 1 or 2. 2. Defined as Athene's net invested assets, which totaled $208 billion, as of September 30, 2023. 3. Floating rate liabilities at notional were approximately $15 billion, or approximately 7% of Athene's net invested assets, as of September 30, 2023. 4. Other represents strategic capital management fees, other operating expenses, interest and other financing costs, asset mix and the impact from the sale of 50% of the economic interests in ACRA 2 to ADIP II. 5. The contents of any website linked in this presentation are not incorporated by reference and only speak as of the date listed thereon. 6. Normalized net spread reflects adjustments to exclude notable items and normalize alternative investment income to an 11% long-term return. 7. Represents U.S. statutory impairments per SNL Financial as of December 31, 2022 (2018 - 2022). Industry average includes AEL, AIG, AMP, BHF, EQH, FG, LNC, MET, PFG, PRU, VOYA and Transamerica. For Athene, U.S. statutory data adjusted to include impairments and assets in Bermuda.

12

APOLLO

Retirement Services: Alternative Investment Portfolio

Highly Diversified and Strategic

- Athene's $11.8 billion[1] alternatives portfolio accounts for ~6% of net invested assets
- Growth of alternative investments within the overall portfolio provides dry powder to seed and co-invest in Apollo-managed funds, continue building Apollo's front-end origination ecosystem, and strategically invest in the retirement services marketplace


48%
Apollo and Other Fund Investments[2]
20% Hybrid
7% Yield
21% Equity
11% Traditional PE
5% Other[3]
20%
27%
Alts Portfolio Composition[1]
Strategic Origination Platforms
Strategic Retirement Services Platforms

Normalizing Alts Return is Appropriate and Conservative

- Over the past 10 years, Athene's alternative investment portfolio has returned ~12% annually, on average
- Historical returns have been less volatile than the broader equity market, with only two negative return quarters over the trailing 20 quarters vs. six for the S&P 500
- More recently, Athene's alternative portfolio has returned more than 13% annually over the trailing 3-year period

Historical Alt Investment Performance[4]


vs. 11% Normalized Return
13.3%
11.6%
11.8%
7.8%
Trailing 3-Yr Avg 2020 - 2022
Trailing 5-Yr Avg 2018 - 2022
Long-Term Avg 2013 - 2022
3Q'23

Athene's alternative investment portfolio is constructed to produce a risk / reward outcome that is non-binary and less volatile than "pure equity" exposure

Note: As of September 30, 2023, 87% of Athene's alternative investments are valued without a lag. 1. As of September 30, 2023. 2. Yield, Hybrid, and Equity buckets include third-party investments. 3. Other primarily includes cash and royalties. 4. Alternative performance is presented net of investment management fees and based on an average of annualized quarterly results.

13

• Realized performance fees of $132 million continue to be relatively light as monetization activity from sizeable flagship private equity funds (Fund VIII & IX) remains prudently delayed amid a difficult exit environment • Compensation ratio of 85% year-to-date reflects a period of lower realized performance fees and investment income while market conditions are less accommodative for monetization activity ($ in millions, except per share amounts) 3Q'22 2Q'23 3Q'23 % Change vs. 3Q'22 YTD'22 YTD'23 % Change vs. YTD'22 Realized performance fees $93 $177 $132 41.9% $371 $473 27.5% Realized investment income 62 2 5 (91.9)% 325 35 (89.2)% Realized principal investing compensation (90) (145) (119) 32.2% (401) (434) 8.2% Other operating expenses (15) (14) (14) (6.7)% (38) (42) 10.5% Principal Investing Income $50 $20 $4 (92.0)% $257 $32 (87.5)% PII per share $0.08 $0.03 $0.01 (87.5)% $0.42 $0.05 (88.1)% PII Compensation Ratio 58.5% 81.2% 86.6% 57.7% 85.5% Principal Investing Segment 14

$71 $44 $83 Yield Hybrid Equity • Performance Fee-Eligible AUM of $198 billion increased 15% year-over-year primarily due to third-party Asset Management fundraising • Performance Fee-Generating AUM of $125 billion increased 39% year-over-year due to positive investment performance in Equity and Yield strategies • Dry powder was $59 billion as of quarter-end, including $46 billion of dry powder with future management fee potential Performance Fee-Eligible AUM ($bn) Performance Fee-Generating AUM ($bn) Dry Powder ($bn) $56 $26 $44 Yield Hybrid Equity $16 $12 $30 Yield Hybrid Equity $59bn$125bn$198bn Note: AUM and Dry Powder totals may not add due to rounding. Dry Powder includes capital available for investment included within performance fee-eligible AUM as well as capital available for investment which does not earn any performance fees. Performance Fee AUM and Dry Powder 15

APOLLO

Investment Performance Highlights and Net Accrued Performance Fees

Investment Performance Highlights

Appreciation / gross returns	3Q'23	YTD'23
Yield		
Corporate Credit[1]	2.6%	8.8%
Structured Credit	3.4%	9.1%
Direct Origination	4.3%	13.6%
Hybrid		
Hybrid Value	3.8%	11.5%
Credit Strategies and Accord	1.7%	12.0%
Equity		
Flagship Private Equity	2.7%	10.1%
European Principal Finance	(1.3)%	1.7%

Net Accrued Performance Fee Receivable[2] (QoQ)

($ in millions, except per share amounts)



$2.40
2Q'23
+$0.06
Net unrealized performance fees/other[3]
Net realized performance fees
$(0.11)
Sharecount increase[4]
$(0.06)
$2.29
3Q'23

2Q'23	Net unrealized performance fees/other	Net realized performance fees	Sharecount increase	3Q'23
$1,427	$38	$(65)	$—	$1,400

1. CLOs are included within corporate credit. The 3Q'23 and YTD'23 gross returns for CLOs were 3.6% and 9.6%, respectively. CLO returns are calculated based on gross return on assets and exclude performance related to Redding Ridge. 2. Net Accrued Performance Fee Receivable represents the sum of performance allocations and incentive fees receivable, less profit sharing payable as reported on the consolidated statements of financial condition, and includes certain eliminations related to investments in consolidated funds and VIEs and other adjustments. 3. Net unrealized performance fees/other includes (i) unrealized performance fees, net of unrealized profit sharing expense and (ii) certain transaction related charges, and excludes general partner obligations to return previously distributed performance fees. 4. Represents, primarily, the impact of the assumed conversion of the Series A Mandatory Convertible Preferred Stock into shares of Apollo Global Management, Inc. Common Stock upon mandatory conversion.

16

APOLLO

Capital Strength

- Deployed $232 million for opportunistic share repurchases year-to-date through the third quarter, while continuing to execute additional repurchases to offset dilution from share issuances under equity incentive plans
- Apollo returned a total of $1.3 billion of capital to shareholders over the last twelve months, including $993 million for the base dividend and $356 million for opportunistic share repurchases, and additionally deployed $119 million of capital to invest in the future growth of the business

HoldCo & Asset Management Summary Balance Sheet Highlights[1]

($ in millions, except per share amounts)	2Q'23	3Q'23
Cash and cash equivalents	$1,468	$2,349
U.S. Treasury securities, at fair value	248	—
Investments, net	2,427	2,471
Net accrued performance fees receivable[2]	1,427	1,400
Net clawback payable[3]	(51)	(62)
Debt	(2,812)	(3,392)
Preferred stock[4]	(554)	—
Net Balance Sheet Value	$2,153	$2,766
Net Balance Sheet Value per share	$3.62	$4.52
Net Balance Sheet Value / AUM	0.35%	0.44%
Adjusted Net Income Shares Outstanding	595	612

Financial Strength Ratings

A / A2 / A-
Apollo Global Management
rated by Fitch, Moody's, S&P

A / A2 / A-
Apollo Asset Management
rated by Fitch, Moody's, S&P

A+ / A+ / A1 / A
Athene[5]
rated by Fitch, S&P, Moody's, AM Best

1. Amounts presented are for Apollo Global Management, Inc. and consolidated subsidiaries, and excludes Athene, consolidated VIEs, and SPACs. 2. Net accrued performance fees receivable excludes profit sharing expected to be settled in the form of equity-based awards. 3. Net clawback payable includes general partner obligations to return previously distributed performance fees offset by clawbacks from certain employees and former employees for the potential return of profit sharing distributions. 4. Preferred stock refers to the 6.375% Series A preferred stock and 6.375% Series B preferred stock of Apollo Asset Management, Inc., which was redeemed in full during the third quarter of 2023. 5. For Athene, represents financial strength ratings of Athene's primary insurance subsidiaries.

17

Supplemental Details

APOLLO

AUM Rollforward

Total AUM Rollforward[1]

Three Months Ended September 30, 2023

($ in millions)	Yield[4]	Hybrid	Equity	Total
Beginning Balance	**$449,843**	**$62,410**	**$104,852**	**$617,105**
Inflows	26,411	1,363	5,162	32,936
Outflows[3]	(12,057)	(285)	(163)	(12,505)
Net Flows	**14,354**	**1,078**	**4,999**	**20,431**
Realizations	(3,853)	(2,661)	(1,491)	(8,005)
Market Activity	158	590	880	1,628
Ending Balance	**$460,502**	**$61,417**	**$109,240**	**$631,159**

Twelve Months Ended September 30, 2023

($ in millions)	Yield[4]	Hybrid	Equity	Total
Beginning Balance	**$372,632**	**$56,738**	**$93,922**	**$523,292**
Inflows[2]	124,579	9,674	18,339	152,592
Outflows[3]	(41,254)	(2,052)	(1,733)	(45,039)
Net Flows	**83,325**	**7,622**	**16,606**	**107,553**
Realizations	(9,282)	(6,393)	(6,829)	(22,504)
Market Activity	13,827	3,450	5,541	22,818
Ending Balance	**$460,502**	**$61,417**	**$109,240**	**$631,159**

Fee-Generating AUM Rollforward[1]

Three Months Ended September 30, 2023

($ in millions)	Yield[4]	Hybrid	Equity	Total
Beginning Balance	**$382,663**	**$28,416**	**$50,704**	**$461,783**
Inflows	17,270	1,245	3,118	21,633
Outflows[3]	(12,431)	(558)	(593)	(13,582)
Net Flows	**4,839**	**687**	**2,525**	**8,051**
Realizations	(882)	(397)	(244)	(1,523)
Market Activity	91	61	(76)	76
Ending Balance	**$386,711**	**$28,767**	**$52,909**	**$468,387**

Twelve Months Ended September 30, 2023

($ in millions)	Yield[4]	Hybrid	Equity	Total
Beginning Balance	**$323,939**	**$26,158**	**$44,123**	**$394,220**
Inflows[2]	95,340	5,456	21,891	122,687
Outflows[3]	(43,340)	(3,063)	(11,333)	(57,736)
Net Flows	**52,000**	**2,393**	**10,558**	**64,951**
Realizations	(1,921)	(1,318)	(1,908)	(5,147)
Market Activity	12,693	1,534	136	14,363
Ending Balance	**$386,711**	**$28,767**	**$52,909**	**$468,387**

1. Inflows at the individual strategy level represent subscriptions, commitments, and other increases in available capital, such as acquisitions or leverage, net of inter-strategy transfers. Outflows represent redemptions and other decreases in available capital. Realizations represent fund distributions of realized proceeds. Market activity represents gains (losses), the impact of foreign exchange rate fluctuations and other income. 2. LTM 3Q'23 inflows for Yield AUM includes $37 billion related to the launch of Atlas following the acquisition of the securitized products group from Credit Suisse. LTM 3Q'23 inflows for Yield FGAUM includes $20 billion for a new investment management agreement related to Atlas. 3. Included in the 3Q'23 outflows for Total AUM and FGAUM are $1.4 billion and $1.1 billion of redemptions, respectively. Included in the LTM 3Q'23 outflows for Total AUM and FGAUM are $7.2 billion and $6.5 billion of redemptions, respectively. 4. As of 3Q'23, Yield AUM includes $30.6 billion of CLOs, $5.6 billion of which Apollo earns fees based on gross assets and $25.0 billion of which relates to Redding Ridge, from which Apollo earns fees based on net asset value.

19

APOLLO

Retirement Services Segment: Return on Asset View

(% of average net invested assets)	3Q'22	2Q'23	3Q'23	% Change vs. 3Q'22	YTD'22	YTD'23	% Change vs. YTD'22
Fixed income and other investment income, net	3.27%	4.46%	4.57%	130bps	3.03%	4.39%	136bps
Alternative investment income, net	8.26%	8.53%	7.75%	(51)bps	10.30%	7.46%	NM
Net Investment Earnings	3.58%	4.69%	4.76%	118bps	3.47%	4.57%	110bps
Strategic capital management fees	0.03%	0.03%	0.04%	1bp	0.03%	0.03%	0bps
Cost of funds	(1.88)%	(2.73)%	(2.67)%	(79)bps	(1.85)%	(2.62)%	(77)bps
Net Investment Spread	**1.73%**	**1.99%**	**2.13%**	**40bps**	**1.65%**	**1.98%**	**33bps**
Other operating expenses	(0.25)%	(0.22)%	(0.24)%	1bp	(0.24)%	(0.24)%	0bps
Interest and other financing costs	(0.15)%	(0.25)%	(0.21)%	(6)bps	(0.15)%	(0.22)%	(7)bps
Net Spread	**1.33%**	**1.52%**	**1.68%**	**35bps**	**1.26%**	**1.52%**	**26bps**
Normalization of alternative investment income to 11%	0.17%	0.14%	0.18%	1bp	0.05%	0.21%	16bps
Other notable items[1]	(0.09)%	—%	(0.17)%	(8)bps	—%	(0.07)%	NM
Normalized Net Spread[2]	**1.41%**	**1.66%**	**1.69%**	**28bps**	**1.31%**	**1.66%**	**35bps**
Normalized alternative investment income, net[2]	11.00%	11.00%	11.00%	0bps	11.00%	11.00%	0bps
Normalized net investment earnings[2]	3.75%	4.83%	4.94%	119bps	3.52%	4.78%	126bps
Normalized cost of funds[2]	(1.97)%	(2.73)%	(2.84)%	(87)bps	(1.85)%	(2.69)%	(84)bps
Normalized net investment spread[2]	1.81%	2.13%	2.14%	33bps	1.70%	2.12%	42bps
($ in millions)							
Average net invested assets[3]	192,231	210,209	207,312	8%	186,815	206,241	10%
Average net invested assets - fixed income[3]	180,143	198,063	195,448	8%	175,380	194,200	11%
Average net invested assets - alternatives[3]	12,088	12,146	11,864	(2)%	11,435	12,041	5%

1. Other notable items include unusual variability such as actuarial experience, assumption updates and other insurance adjustments. 2. Normalized results reflect adjustments to normalize alternative investment income to an 11% long-term return and to exclude notable items. 3. Second vintage of strategic third-party sidecar began supporting Athene's organic growth on July 1, 2023, with $6.8 billion of 1H'23 business activity retroactively attributed to ADIP II and reflected in 3Q'23 results.

20

APOLLO

Retirement Services Flows & Invested Assets

- Strong quarterly inflows and lower-than-projected outflows in the third quarter
- Second vintage of strategic third-party sidecar began supporting Athene's organic growth on July 1, 2023, with $6.8 billion of 1H'23 business activity retroactively attributed to ADIP II

($ in millions)	3Q'23
Invested Assets	
Gross invested assets	$261,209
Invested assets attributable to ADIP	(53,114)
Net invested assets[1,2]	208,095

($ in millions)	3Q'23	YTD'23
Flows by Channel		
Retail	$6,523	$21,883
Flow reinsurance	3,174	7,749
Funding agreements[3]	3,245	4,893
Pension group annuities	—	9,058
Gross organic inflows	12,942	43,583
Gross inorganic inflows[4]	—	—
Total gross inflows	12,942	43,583
Gross outflows[5]	(10,738)	(26,752)
Net flows	$2,204	$16,831
Flows attributable to Athene vs. ADIP		
Inflows attributable to Athene[1]	$3,101	$29,974
Inflows attributable to ADIP[1]	9,841	13,609
Total gross inflows	12,942	43,583
Outflows attributable to Athene	(9,550)	(22,972)
Outflows attributable to ADIP	(1,188)	(3,780)
Total gross outflows[5]	$(10,738)	$(26,752)

($ in millions)	3Q'23	YTD'23
Outflows attributable to Athene by type[6]		
Maturity-driven, contractual-based outflows[7]	$(3,243)	$(8,941)
Policyholder-driven outflows[8]	(3,584)	(11,308)
Income oriented withdrawals (planned)[9]	*(1,617)*	*(5,133)*
From policies out-of-surrender-charge (planned)[10]	*(1,326)*	*(4,183)*
From policies in-surrender-charge (unplanned)[11]	*(641)*	*(1,992)*
Core outflows	**(6,827)**	**(20,249)**
Strategic reinsurance transaction[12]	(2,723)	(2,723)
Outflows attributable to Athene	**$(9,550)**	**$(22,972)**
Annualized rate[13]		
Maturity-driven, contractual-based outflows[7]	(6.3)%	(5.8)%
Policyholder-driven outflows[8]	(6.9)%	(7.3)%
Income oriented withdrawals (planned)[9]	*(3.1)%*	*(3.3)%*
From policies out-of-surrender-charge (planned)[10]	*(2.6)%*	*(2.7)%*
From policies in-surrender-charge (unplanned)[11]	*(1.2)%*	*(1.3)%*
Core outflows	**(13.2)%**	**(13.1)%**
Strategic reinsurance transaction[12]	(5.2)%	(1.8)%
Outflows attributable to Athene	**(18.4)%**	**(14.9)%**

Note: Footnotes 7-13 can be found in the endnotes on page 36. 1. Effective July 1, 2023, ADIP II purchased 50% of ACRA 2's economic interests, resulting in approximately $6.8 billion of inflows attributable to Athene for the first six months of 2023 being retroactively attributed to ADIP II. This is reflected as an inflow for ADIP and a reduction of Athene inflows in 3Q'23. 2. Net invested assets are a component of Apollo's total AUM reported under the Asset Management segment and should not be viewed as additive to total AUM disclosed previously. Refer to reconciliation of GAAP to Non-GAAP measures pages 27 to 31 for additional reconciliation to Athene's presentation of non-GAAP measures 3. Funding agreements are comprised of funding agreements issued under Athene's FABN and FABR programs, funding agreements issued to the FHLB, and long term repurchase agreements. 4. Gross inorganic inflows represent acquisitions and block reinsurance transactions. 5. Gross outflows include full and partial policyholder withdrawals on deferred annuities, death benefits, pension group annuity benefit payments, payments on payout annuities, funding agreement repurchases and maturities and ceded reinsurance. 6. The format and methodology of this table was updated during 1Q'23 to provide additional information.

21

APOLLO

Sharecount Reconciliation

Share Reconciliation	3Q'22	4Q'22	1Q'23	2Q'23	3Q'23
Total GAAP Common Stock Outstanding	572,670,634	570,276,188	567,394,604	566,809,153	567,565,120
Non-GAAP Adjustments:					
Series A Mandatory Convertible Preferred Stock[1]	—	—	—	—	15,999,683
Vested RSUs	13,492,457	15,656,775	12,781,851	12,771,092	12,502,457
Unvested RSUs Eligible for Dividend Equivalents	14,181,682	12,827,921	16,301,241	15,790,288	15,681,753
Adjusted Net Income Shares Outstanding	**600,344,773**	**598,760,884**	**596,477,696**	**595,370,533**	**611,749,013**

Share Activity	3Q'22	4Q'22	1Q'23	2Q'23	3Q'23
Shares Issued to Employees	536,414	263,816	3,476,408	398,577	482,310
Shares Issued for Acquisition[2]	—	1,068	—	—	—
Shares Repurchased[3]					
# of Shares	730,058	2,809,255	8,996,685	1,393,735	259,245
Average Cost[4]	$58.24	$63.35	$68.89	$65.92	$86.11
Capital Utilized	$42.5 million	$178.0 million	$619.8 million	$91.9 million	$22.3 million
Share Repurchase Plan Authorization Remaining[5]	$1.91 billion	$1.73 billion	$1.11 billion	$1.02 billion	$993.4 million

1. Reflects the number of shares of underlying common stock assumed to be issuable upon conversion of the Series A Mandatory Convertible Preferred Stock during each period. 2. Shares issued for acquisition represents the issuance of common stock in connection with the acquisition of Griffin's U.S. wealth distribution business and Griffin's U.S. asset management business in 2022. 3. Since January 1, 2022, the Company in its discretion has elected to repurchase 1.0 million shares of common stock for $64.7 million, to prevent dilution that would have resulted from the issuance of shares granted in connection with certain profit sharing arrangements. These repurchases are separate from the repurchase plan described in footnote 4 and accordingly are not reflected in the above share repurchase activity table. 4. Average cost reflects total capital used for share repurchases in a given period divided by the number of shares purchased. 5. Pursuant to a share repurchase program that was publicly announced on January 3, 2022, as amended on February 21, 2023, the Company is authorized to repurchase (i) up to an aggregate of $1.0 billion of shares of its common stock in order to opportunistically reduce its share count and (ii) up to an aggregate of $1.5 billion of shares of its common stock in order to offset the dilutive impact of share issuances under its equity incentive plans. The share repurchase program may be used to repurchase outstanding shares of common stock as well as to reduce shares that otherwise would have been issued to participants under the Company's equity incentive plans in order to satisfy associated tax obligations.

22

Reconciliations and Disclosures

APOLLO

Investment Record as of September 30, 2023

(in millions, except IRR)	Vintage Year		Total AUM		Committed Capital		Total Invested Capital		Realized Value		Remaining Cost		Unrealized Value		Total Value	Gross IRR	Net IRR
Equity:																	
Fund X	2023	$	19,836	$	19,877	$	3,144	$	—	$	3,144	$	3,477	$	3,477	NM[4]	NM[4]
Fund IX	2018		34,948		24,729		19,603		9,578		15,023		25,320		34,898	34 %	24 %
Fund VIII	2013		8,738		18,377		16,536		22,374		4,892		5,668		28,042	14	10
Fund VII	2008		393		14,677		16,461		34,226		7		59		34,285	33	25
Fund VI	2006		367		10,136		12,457		21,136		405		—		21,136	12	9
Fund V	2001		62		3,742		5,192		12,724		120		—		12,724	61	44
Fund I, II, III, IV & MIA[1]	Various		10		7,320		8,753		17,400		—		—		17,400	39	26
Traditional Private Equity Funds[2]		$	64,354	$	98,858	$	82,146	$	117,438	$	23,591	$	34,524	$	151,962	39	24
EPF IV	2023		3,051		2,988		475		57		421		517		574	NM[4]	NM[4]
EPF III	2017		4,070		4,427		4,822		3,573		2,187		2,877		6,450	14	8
Total Equity		$	71,475	$	106,273	$	87,443	$	121,068	$	26,199	$	37,918	$	158,986		
Hybrid:																	
AIOF II	2021	$	2,626	$	2,542	$	1,575	$	310	$	1,427	$	1,663	$	1,973	20 %	15 %
AIOF I	2018		411		897		802		1,061		171		216		1,277	23	18
HVF II	2022		4,730		4,592		2,553		96		2,539		2,669		2,765	8	6
HVF I	2019		3,627		3,238		3,691		3,839		1,333		1,657		5,496	23	19
Accord VI[3,5]	N/A		1,047		1,047		19		—		19		19		19	NM[4]	NM[4]
Accord V[5]	2022		1,280		1,922		2,013		1,326		716		730		2,056	9	6
Accord I, II, III, III B & IV[5]	Various		—		6,070		4,765		5,137		—		—		5,137	22	17
Accord+	2021		2,996		2,370		4,345		2,373		2,199		2,264		4,637	NM[4]	NM[4]
Total Hybrid		$	16,717	$	22,678	$	19,763	$	14,142	$	8,404	$	9,218	$	23,360		

1. The general partners and managers of Funds I, II and MIA, as well as the general partner of Fund III, were excluded assets in connection with the reorganization of the Company that occurred in 2007. As a result, Apollo did not receive the economics associated with these entities. The investment performance of these funds, combined with Fund IV, is presented to illustrate fund performance associated with Apollo's investment professionals. 2. Total IRR is calculated based on total cash flows for all funds presented. 3. Vintage Year is not yet applicable as the fund has not had its final closing. 4. Data has not been presented as the fund's effective date is less than 24 months prior to the period indicated and such information was deemed not meaningful. 5. Accord funds have investment periods shorter than 24 months, therefore Gross and Net IRR are presented after 12 months of investing.

24

($ in millions, except share amounts) 4Q'22 3Q'23 Assets Asset Management Cash and cash equivalents $1,201 $2,350 Restricted cash and cash equivalents 1,048 274 Investments 5,582 5,383 Assets of consolidated variable interest entities Cash and cash equivalents 110 437 Investments 2,369 2,149 Other assets 30 26 Due from related parties 465 508 Goodwill 264 264 Other assets 2,333 2,379 Retirement Services Cash and cash equivalents 7,779 9,996 Restricted cash and cash equivalents 628 1,218 Investments 172,488 189,059 Investments in related parties 23,960 25,894 Assets of consolidated variable interest entities Cash and cash equivalents 362 152 Investments 15,699 19,258 Other assets 112 99 Reinsurance recoverable 4,358 4,058 Deferred acquisition costs, deferred sales inducements and value of business acquired 4,466 5,448 Goodwill 4,058 4,060 Other assets 9,905 10,223 Total Assets $257,217 $283,235 GAAP Balance Sheet (Unaudited) 25

($ in millions, except share amounts) 4Q'22 3Q'23 Liabilities Asset Management Accounts payable, accrued expenses, and other liabilities $2,975 $3,657 Due to related parties 998 878 Debt 2,814 3,392 Liabilities of consolidated variable interest entities Notes payable 50 11 Other liabilities 1,899 1,931 Retirement Services Interest sensitive contract liabilities 173,616 189,065 Future policy benefits 42,110 46,672 Market risk benefits 2,970 3,021 Debt 3,658 3,634 Payables for collateral on derivatives and securities to repurchase 6,707 7,652 Other liabilities 3,213 4,126 Liabilities of consolidated variable interest entities Other liabilities 809 1,234 Total Liabilities 241,819 265,273 Redeemable non-controlling interests Redeemable non-controlling interests 1,032 287 Equity Series A Mandatory Convertible Preferred Stock — 1,397 Common Stock, $0.00001 par value, 90,000,000,000 shares authorized, 567,565,120 and 570,276,188 shares issued and outstanding as of September 30, 2023 and December 31, 2022, respectively — — Additional paid in capital 14,982 14,605 Retained earnings (accumulated deficit) (1,007) 535 Accumulated other comprehensive income (loss) (7,335) (8,095) Total Apollo Global Management, Inc. Stockholders' Equity 6,640 8,442 Non-controlling interests 7,726 9,233 Total Equity 14,366 17,675 Total Liabilities, Redeemable non-controlling interests and Equity $257,217 $283,235 GAAP Balance Sheet (Unaudited) - cont'd 26

APOLLO

Reconciliation of GAAP to Non-GAAP Financial Measures

($ in millions)	3Q'22	4Q'22	1Q'23	2Q'23	3Q'23	YTD'22	YTD'23
GAAP Net income (loss) attributable to Apollo Global Management, Inc. Common Stockholders	**$(563)**	**$640**	**$1,010**	**$599**	**$660**	**$(2,601)**	**$2,269**
Preferred dividends	—	—	—	—	22	—	22
Net income (loss) attributable to non-controlling interests	(286)	367	528	151	(42)	(1,913)	637
GAAP Net income (loss)	**$(849)**	**$1,007**	**$1,538**	**$750**	**$640**	**$(4,514)**	**$2,928**
Income tax provision (benefit)	(96)	223	253	201	243	(962)	697
GAAP Income (loss) before Income tax provision (benefit)	**$(945)**	**$1,230**	**$1,791**	**$951**	**$883**	**$(5,476)**	**$3,625**
Asset Management Adjustments:							
Equity-based profit sharing expense and other[1]	55	57	67	57	62	219	186
Equity-based compensation	46	46	52	58	57	139	167
Transaction-related charges[2]	(5)	(36)	(3)	(4)	25	(6)	18
Merger-related transaction and integration costs[3]	14	20	7	5	5	50	17
(Gains) losses from changes in tax receivable agreement liability	—	12	—	—	—	14	—
Net (income) loss attributable to non-controlling interests in consolidated entities	277	(387)	(523)	(192)	28	1,886	(687)
Unrealized performance fees	66	(111)	(239)	86	(91)	109	(244)
Unrealized profit sharing expense	(19)	36	135	1	55	(16)	191
HoldCo interest and other financing costs	29	19	21	20	36	103	77
Unrealized principal investment (income) loss	128	38	(10)	(29)	(27)	138	(66)
Unrealized net (gains) losses from investment activities and other	24	(11)	12	8	30	(133)	50
Retirement Services Adjustments:							
Investment (gains) losses, net of offsets	1,853	137	(397)	563	663	7,330	829
Non-operating change in insurance liabilities and related derivatives[4]	(518)	24	135	(304)	(431)	(1,457)	(600)
Integration, restructuring and other non-operating expenses	37	29	29	28	41	104	98
Equity-based compensation expense	15	16	16	13	13	40	42
Segment Income	**$1,057**	**$1,119**	**$1,093**	**$1,261**	**$1,349**	**$3,044**	**$3,703**
HoldCo interest and other financing costs	(29)	(19)	(21)	(20)	(36)	(103)	(77)
Taxes and related payables	(178)	(197)	(227)	(231)	(268)	(598)	(726)
Adjusted Net Income	**$850**	**$903**	**$845**	**$1,010**	**$1,045**	**$2,343**	**$2,900**
Normalization of alternative investment income to 11%	82	14	148	75	96	66	319
Other notable items	(42)	35	(25)	—	(90)	(3)	(115)
Tax impact of normalization and other notable items	(8)	(10)	(26)	(16)	(1)	(13)	(43)
Adjusted Net Income - Normalized	**$882**	**$942**	**$942**	**$1,069**	**$1,050**	**$2,393**	**$3,061**

1. Equity-based profit sharing expense and other includes certain profit sharing arrangements in which a portion of performance fees distributed to the general partner are required to be used by employees of Apollo to purchase restricted shares of common stock or is delivered in the form of RSUs, which are granted under the Equity Plan. Equity-based profit sharing expense and other also includes performance grants which are tied to the Company's receipt of performance fees, within prescribed periods, sufficient to cover the associated equity-based compensation expense. 2. Transaction-related charges include contingent consideration, equity-based compensation charges and the amortization of intangible assets and certain other charges associated with acquisitions, and restructuring charges. 3. Merger-related transaction and integration costs includes advisory services, technology integration, equity-based compensation charges and other costs associated with the Company's merger with Athene. 4. Includes change in fair values of derivatives and embedded derivatives, non-operating change in funding agreements, change in fair value of market risk benefits, and non-operating change in liability for future policy benefits.

27

APOLLO

Reconciliation of GAAP to Non-GAAP Financial Measures - cont'd

($ in millions)	2014	2015	2016	2017	2018	2019	2020	2021	2022
	Year ended December 31,								
GAAP Net income (loss) attributable to Apollo Global Management, Inc. Common Stockholders	**$168**	**$134**	**$403**	**$616**	**$(42)**	**$807**	**$120**	**$1,802**	**$(1,961)**
Preferred dividends	—	—	—	14	32	37	37	37	—
Net income (loss) attributable to non-controlling interests	562	216	567	814	29	693	310	2,428	(1,546)
GAAP Net income (loss)	**$730**	**$350**	**$970**	**$1,444**	**$19**	**$1,537**	**$467**	**$4,267**	**$(3,507)**
Income tax provision (benefit)	147	27	91	326	86	(129)	86	594	(739)
GAAP Income (loss) before Income tax provision (benefit)	**$877**	**$377**	**$1,061**	**$1,770**	**$105**	**$1,408**	**$553**	**$4,861**	**$(4,246)**
Asset Management Adjustments:									
Equity-based profit sharing expense and other[1]	—	1	3	7	91	96	129	146	276
Equity-based compensation	105	62	63	65	68	71	68	80	185
Preferred dividends	—	—	—	(14)	(32)	(37)	(37)	(37)	—
Transaction-related charges[2]	34	39	55	17	(6)	49	39	35	(42)
Merger-related transaction and integration costs[3]	—	—	—	—	—	—	—	67	70
Charges associated with corporate conversion	—	—	—	—	—	22	4	—	—
(Gains) losses from changes in tax receivable agreement liability	(32)	—	(3)	(200)	(35)	50	(12)	(10)	26
Net (income) loss attributable to non-controlling interests in consolidated entities	(157)	(21)	(6)	(9)	(32)	(31)	(118)	(418)	1,499
Unrealized performance fees	1,348	358	(511)	(689)	783	(435)	(35)	(1,465)	(2)
Unrealized profit sharing expense	(517)	(137)	180	226	(275)	208	33	649	20
One-time equity-based compensation charges[4]	—	—	—	—	—	—	—	949	—
HoldCo interest and other financing costs	19	27	39	59	69	98	154	170	122
Unrealized principal investment (income) loss	22	13	(65)	(95)	62	(88)	(62)	(222)	176
Unrealized net (gains) losses from investment activities and other	(260)	(79)	(139)	(95)	193	(135)	421	(2,431)	(144)
Retirement Services Adjustments:									
Investment (gains) losses, net of offsets	—	—	—	—	—	—	—	—	7,467
Non-operating change in insurance liabilities and related derivatives[5]	—	—	—	—	—	—	—	—	(1,433)
Integration, restructuring and other non-operating expenses	—	—	—	—	—	—	—	—	133
Equity-based compensation expense	—	—	—	—	—	—	—	—	56
Segment Income	**$1,439**	**$640**	**$677**	**$1,042**	**$991**	**$1,276**	**$1,137**	**$2,374**	**$4,163**
HoldCo interest and other financing costs	(19)	(27)	(39)	(59)	(69)	(98)	(154)	(170)	(122)
Taxes and related payables	(74)	(10)	(10)	(26)	(44)	(62)	(90)	(172)	(795)
Adjusted Net Income	**$1,346**	**$603**	**$628**	**$957**	**$878**	**$1,116**	**$893**	**$2,032**	**$3,246**
Normalization of alternative investment income to 11%	—	—	—	—	—	—	—	—	80
Other notable items	—	—	—	—	—	—	—	—	3
Tax impact of normalization and other notable items	—	—	—	—	—	—	—	—	(17)
Adjusted Net Income - Normalized	**$—**	**$—**	**$—**	**$—**	**$—**	**$—**	**$—**	**$—**	**$3,312**

1. Equity-based profit sharing expense and other includes certain profit sharing arrangements in which a portion of performance fees distributed to the general partner are required to be used by employees of Apollo to purchase restricted shares of common stock or is delivered in the form of RSUs, which are granted under the Equity Plan. Equity-based profit sharing expense and other also includes performance grants which are tied to the Company's receipt of performance fees, within prescribed periods, sufficient to cover the associated equity-based compensation expense. 2. Transaction-related charges include contingent consideration, equity-based compensation charges and the amortization of intangible assets and certain other charges associated with acquisitions, and restructuring charges. 3. Merger-related transaction and integration costs includes advisory services, technology integration, equity-based compensation charges and other costs associated with the Company's merger with Athene. 4. Includes one-time equity-based compensation expense and associated taxes related to the Company's compensation structure reset. 5. Includes change in fair values of derivatives and embedded derivatives, non-operating change in funding agreements, change in fair value of market risk benefits, and non-operating change in liability for future policy benefits.

28

APOLLO

Reconciliation of GAAP to Non-GAAP Financial Measures - cont'd

($ in millions)	3Q'22	4Q'22	1Q'23	2Q'23	3Q'23	YTD'22	YTD'23
Total Consolidated Revenues (GAAP)	$ **2,979**	$ **4,841**	$ **5,301**	$ **13,702**	$ **2,595**	$ **6,127**	$ **21,598**
Retirement services revenue (GAAP)	(2,502)	(3,950)	(4,265)	(12,916)	(1,666)	(4,249)	(18,847)
Equity awards granted by unconsolidated related parties, reimbursable expenses and other	(37)	(66)	(69)	(94)	(80)	(116)	(243)
Adjustments related to consolidated funds and VIEs	(2)	5	(1)	3	4	69	6
Performance fees	(27)	(336)	(401)	(90)	(224)	(262)	(715)
Principal investment income	68	26	(39)	(44)	(42)	(233)	(125)
Retirement services management fees	192	209	216	232	247	555	695
Total Asset Management Fee Related Revenue	$ **671**	$ **729**	$ **742**	$ **793**	$ **834**	$ **1,891**	$ **2,369**

($ in millions)	2Q'23	3Q'23
Investments, at fair value	$ 1,402	$ 1,412
Equity method investments	1,043	1,075
Performance allocations	2,805	2,896
U.S. Treasury securities, at fair value	248	—
Total GAAP Investments – Asset Management	$ **5,498**	$ **5,383**

($ in millions)	2Q'23	3Q'23
Investments, at fair value	$ 1,402	$ 1,412
Equity method investments	1,043	1,075
Other[1]	(18)	(16)
Investments, net	$ **2,427**	$ **2,471**

($ in millions)	2Q'23	3Q'23
Performance allocations	$ 2,805	$ 2,896
Incentive fees receivable[2]	25	17
Profit sharing payable[2]	(1,597)	(1,717)
Other[1]	194	204
Net Accrued Performance Fee Receivable	$ **1,427**	$ **1,400**

1. Other primarily includes adjustments related to consolidated funds and VIEs. Other also includes amounts related to certain profit sharing arrangements between investments, net and net accrued performance fee receivable. 2. Incentive fees receivable and Profit sharing payable are included within Due from related parties and Accounts payable, accrued expenses, and other liabilities, respectively, on the GAAP Balance Sheet.

29

APOLLO

Reconciliation of GAAP to Non-GAAP Financial Measures - cont'd

($ in millions)	2014	2015	2016	2017	2018	2019	2020	2021
	Year ended December 31,							
Net income available to Athene Holding Ltd. common shareholders	$ **471**	$ **579**	$ **773**	$ **1,358**	$ **1,053**	$ **2,136**	$ **1,446**	$ **3,718**
Preferred stock dividends	—	—	—	—	—	36	95	141
Net income (loss) attributable to noncontrolling interest	15	16	—	—	—	13	380	(59)
Net income	$ **486**	$ **595**	$ **773**	$ **1,358**	$ **1,053**	$ **2,185**	$ **1,921**	$ **3,800**
Income tax expense (benefit)	53	—	(61)	106	122	117	285	386
Income before income tax	$ **539**	$ **595**	$ **712**	$ **1,464**	$ **1,175**	$ **2,302**	$ **2,206**	$ **4,186**
Investment gains (losses), net of offsets	152	(56)	47	199	(274)	994	733	1,024
Non-operating change in insurance liabilities and related derivatives, net of offsets[1]	(28)	(30)	67	230	242	(65)	(235)	692
Integration, restructuring and other non-operating expenses	(279)	(58)	(22)	(68)	(22)	(70)	(10)	(124)
Stock compensation expense	(148)	(67)	(84)	(45)	(26)	(27)	(25)	(38)
Preferred stock dividends	—	—	—	—	—	36	95	141
Noncontrolling interests - pre-tax income (loss)	15	16	—	—	—	13	393	(18)
Less: Total adjustments to income before income tax	(288)	(195)	8	316	(80)	881	951	1,677
Spread related earnings	$ **827**	$ **790**	$ **704**	$ **1,148**	$ **1,255**	$ **1,421**	$ **1,255**	$ **2,509**
Normalization of alternative investment income to 11%, net of offsets	52	127	99	59	91	37	152	(609)
Other notable items	—	(24)	158	(146)	34	5	(40)	(52)
Normalized spread related earnings	$ **879**	$ **893**	$ **961**	$ **1,061**	$ **1,380**	$ **1,463**	$ **1,367**	$ **1,848**

1. Includes change in fair values of derivatives and embedded derivatives, net of offsets.

30

($ in millions) 3Q'23 Investment funds, including related parties and VIEs $ 16,717 Equity securities 472 Certain equity securities included in AFS or trading securities 197 Investment funds within funds withheld at interest 802 Royalties 14 Net assets of the VIE, excluding investment funds (3,905) Unrealized (gains) losses 73 ACRA noncontrolling interests (2,391) Other assets (186) Total adjustments to arrive at net alternative investments (4,924) Net alternative investments $ 11,793 ($ in millions) 3Q'23 Total investments, including related parties $ 214,953 Derivative assets (4,571) Cash and cash equivalents (including restricted cash) 11,214 Accrued investment income 1,792 Net receivable (payable) for collateral on derivatives (2,485) Reinsurance funds withheld and modified coinsurance 882 VIE assets, liabilities and noncontrolling interest 14,340 Unrealized (gains) losses 25,078 Ceded policy loans (174) Net investment receivables (payables) (375) Allowance for credit losses 592 Other investments (37) Total adjustments to arrive at gross invested assets 46,256 Gross invested assets $ 261,209 ACRA noncontrolling interests (53,114) Net invested assets $ 208,095 Reconciliation of GAAP to Non-GAAP Financial Measures - cont'd 31

• “Segment Income”, or “SI”, is the key performance measure used by management in evaluating the performance of the asset management, retirement services, and principal investing segments. Management uses Segment Income to make key operating decisions such as the following: ▪ decisions related to the allocation of resources such as staffing decisions including hiring and locations for deployment of the new hires; ▪ decisions related to capital deployment such as providing capital to facilitate growth for the business and/or to facilitate expansion into new businesses; ▪ decisions related to expenses, such as determining annual discretionary bonuses and equity-based compensation awards to its employees. With respect to compensation, management seeks to align the interests of certain professionals and selected other individuals with those of the investors in the funds and those of Apollo’s stockholders by providing such individuals a profit sharing interest in the performance fees earned in relation to the funds. To achieve that objective, a certain amount of compensation is based on Apollo’s performance and growth for the year; and ▪ decisions related to the amount of earnings available for dividends to Common Stockholders and holders of RSUs that participate in dividends. Segment Income is the sum of (i) Fee Related Earnings, (ii) Spread Related Earnings, and (iii) Principal Investing Income. Segment Income excludes the effects of the consolidation of any of the related funds and SPACs, HoldCo interest and other financing costs not attributable to any specific segment, Taxes and Related Payables, transaction-related charges and any acquisitions. Transaction-related charges includes equity-based compensation charges, the amortization of intangible assets, contingent consideration, and certain other charges associated with acquisitions, and restructuring charges. In addition, Segment Income excludes non-cash revenue and expense related to equity awards granted by unconsolidated related parties to employees of the Company, compensation and administrative related expense reimbursements, as well as the assets, liabilities and operating results of the funds and VIEs that are included in the consolidated financial statements. • “Fee Related Earnings”, or “FRE”, is a component of Segment Income that is used to assess the performance of the Asset Management segment. FRE is the sum of (i) management fees, (ii) capital solutions and other related fees, (iii) fee-related performance fees from indefinite term vehicles, that are measured and received on a recurring basis and not dependent on realization events of the underlying investments and (iv) other income, net, less (a) fee- related compensation, excluding equity-based compensation, (b) non-compensation expenses incurred in the normal course of business, (c) placement fees and (d) non-controlling interests in the management companies of certain funds the Company manages. • “Spread Related Earnings”, or “SRE” is a component of Segment Income that is used to assess the performance of the Retirement Services segment, excluding certain market volatility, which consists of investment gains (losses), net of offsets and non-operating change in insurance liabilities and related derivatives, and certain expenses related to integration, restructuring, equity-based compensation, and other expenses. For the Retirement Services segment, SRE equals the sum of (i) the net investment earnings on Athene’s net invested assets and (ii) management fees received on business managed for others, primarily the ADIP portion of Athene's business ceded to ACRA, less (x) cost of funds, (y) operating expenses excluding equity-based compensation and (z) financing costs including interest expense and preferred dividends, if any, paid to Athene preferred stockholders. • “Principal Investing Income”, or “PII” is a component of Segment Income that is used to assess the performance of the Principal Investing segment. For the Principal Investing segment, PII is the sum of (i) realized performance fees, including certain realizations received in the form of equity, (ii) realized investment income, less (x) realized principal investing compensation expense, excluding expense related to equity-based compensation, and (y) certain corporate compensation and non-compensation expenses. • “Adjusted Net Income” or “ANI” represents Segment Income less HoldCo interest and other financing costs and estimated income taxes. Adjusted Net Income is calculated and presented on the basis of methodologies other than in accordance with generally accepted accounting principles in the United States of America (“Non-GAAP”). Income taxes on FRE and PII represents the total current corporate, local, and non-U.S. taxes as well as the current payable under Apollo’s tax receivable agreement. Income taxes on FRE and PII excludes the impacts of deferred taxes and the remeasurement of the tax receivable agreement, which arise from changes in estimated future tax rates. For purposes of calculating the Adjusted Net Income tax rate, Segment Income is reduced by HoldCo interest and financing costs. Certain assumptions and methodologies that impact the implied FRE and PII income tax provision are similar to those used under U.S. GAAP. Specifically, certain deductions considered in the income tax provision under U.S. GAAP relating to transaction related charges, equity-based compensation, and tax deductible interest expense are taken into account for the implied tax provision. Income Taxes on SRE represent the total current and deferred tax expense or benefit on income before taxes adjusted to eliminate the impact of the tax expense or benefit associated with the non-operating adjustments. Management believes the methodologies used to compute income taxes on FRE, SRE, and PII are meaningful to each segment and increases comparability of income taxes between periods. • "Adjusted Net Income - Normalized" represents ANI with adjustments related to our Retirement Services segment to exclude notable items and normalize alternative investment income to an 11% long-term average annual return. We use this normalized measure to assess the long-term performance of the business against projected earnings, by excluding items that are expected to be infrequent or not indicative of the ongoing operations of the business. We view this normalized non-GAAP measure as an additional measure that provides insight to management and investors on the historical, period-to-period comparability of the Company’s key non-GAAP operating measures, as well as a basis for developing more realistic expectations for future performance. Definitions 32

• “Assets Under Management”, or “AUM”, refers to the assets of the funds, partnerships and accounts to which Apollo provides investment management, advisory, or certain other investment-related services, including, without limitation, capital that such funds, partnerships and accounts have the right to call from investors pursuant to capital commitments. AUM equals the sum of: 1. the net asset value (“NAV”), plus used or available leverage and/or capital commitments, or gross assets plus capital commitments, of the yield and certain hybrid funds, partnerships and accounts for which we provide investment management or advisory services, other than certain collateralized loan obligations (“CLOs”), collateralized debt obligations (“CDOs”), and certain perpetual capital vehicles, which have a fee-generating basis other than the mark-to-market value of the underlying assets; for certain perpetual capital vehicles in yield, gross asset value plus available financing capacity; 2. the fair value of the investments of equity and certain hybrid funds, partnerships and accounts Apollo manages or advises, plus the capital that such funds, partnerships and accounts are entitled to call from investors pursuant to capital commitments, plus portfolio level financings; 3. the gross asset value associated with the reinsurance investments of the portfolio company assets Apollo manages or advises; and 4. the fair value of any other assets that Apollo manages or advises for the funds, partnerships and accounts to which Apollo provides investment management, advisory, or certain other investment-related services, plus unused credit facilities, including capital commitments to such funds, partnerships and accounts for investments that may require pre-qualification or other conditions before investment plus any other capital commitments to such funds, partnerships and accounts available for investment that are not otherwise included in the clauses above. Apollo’s AUM measure includes Assets Under Management for which Apollo charges either nominal or zero fees. Apollo’s AUM measure also includes assets for which Apollo does not have investment discretion, including certain assets for which Apollo earns only investment-related service fees, rather than management or advisory fees. Apollo’s definition of AUM is not based on any definition of Assets Under Management contained in its governing documents or in any Apollo Fund management agreements. Apollo considers multiple factors for determining what should be included in its definition of AUM. Such factors include but are not limited to (1) Apollo’s ability to influence the investment decisions for existing and available assets; (2) Apollo’s ability to generate income from the underlying assets in its funds; and (3) the AUM measures that Apollo uses internally or believes are used by other investment managers. Given the differences in the investment strategies and structures among other alternative investment managers, Apollo’s calculation of AUM may differ from the calculations employed by other investment managers and, as a result, this measure may not be directly comparable to similar measures presented by other investment managers. Apollo’s calculation also differs from the manner in which its affiliates registered with the SEC report “Regulatory Assets Under Management” on Form ADV and Form PF in various ways. Apollo uses AUM, Gross capital deployed and Dry powder as performance measurements of its investment activities, as well as to monitor fund size in relation to professional resource and infrastructure needs. • “Fee-Generating AUM” or “FGAUM” consists of assets of the funds, partnerships and accounts to which we provide investment management, advisory, or certain other investment-related services and on which we earn management fees, monitoring fees or other investment-related fees pursuant to management or other fee agreements on a basis that varies among the Apollo funds, partnerships and accounts. Management fees are normally based on “net asset value,” “gross assets,” “adjusted par asset value,” “adjusted cost of all unrealized portfolio investments,” “capital commitments,” “adjusted assets,” “stockholders’ equity,” “invested capital” or “capital contributions,” each as defined in the applicable management agreement. Monitoring fees, also referred to as advisory fees, with respect to the structured portfolio company investments of the funds, partnerships and accounts we manage or advise, are generally based on the total value of such structured portfolio company investments, which normally includes leverage, less any portion of such total value that is already considered in Fee-Generating AUM. • “Performance Fee-Eligible AUM” or “PFEAUM” refers to the AUM that may eventually produce performance fees. All funds for which we are entitled to receive a performance fee allocation or incentive fee are included in Performance Fee-Eligible AUM, which consists of the following: • “Performance Fee-Generating AUM”, which refers to invested capital of the funds, partnerships and accounts we manage, advise, or to which we provide certain other investment-related services, that is currently above its hurdle rate or preferred return, and profit of such funds, partnerships and accounts is being allocated to, or earned by, the general partner in accordance with the applicable limited partnership agreements or other governing agreements; • “AUM Not Currently Generating Performance Fees”, which refers to invested capital of the funds, partnerships and accounts we manage, advise, or to which we provide certain other investment-related services that is currently below its hurdle rate or preferred return; and • “Uninvested Performance Fee-Eligible AUM”, which refers to capital of the funds, partnerships and accounts we manage, advise, or to which we provide certain other investment-related services that is available for investment or reinvestment subject to the provisions of applicable limited partnership agreements or other governing agreements, which capital is not currently part of the NAV or fair value of investments that may eventually produce performance fees allocable to, or earned by, the general partner. Definitions - cont'd 33

• “ACRA” refers to Athene Co-Invest Reinsurance Affiliate Holding Ltd, together with its subsidiaries, and Athene Co-Invest Reinsurance Affiliate Holding 2 Ltd, together with its subsidiaries. • “ADIP” refers to Apollo/Athene Dedicated Investment Program and Apollo/Athene Dedicated Investment Program II, funds managed by Apollo including third-party capital that, through ACRA, invest alongside Athene in certain investments. • "Adjusted Net Income Shares Outstanding" or "ANI Shares Outstanding" consists of total shares of Common Stock outstanding, RSUs that participate in dividends, and shares of Common Stock assumed to be issuable upon the conversion of the shares of Series A Mandatory Convertible Preferred Stock. • “Appreciation (depreciation)” of flagship private equity, hybrid value and European principal finance funds refers to gain (loss) and income for the periods presented on a total return basis before giving effect to fees and expenses. The performance percentage is determined by dividing (a) the change in the fair value of investments over the period presented, minus the change in invested capital over the period presented, plus the realized value for the period presented, by (b) the beginning unrealized value for the period presented plus the change in invested capital for the period presented. Returns over multiple periods are calculated by geometrically linking each period’s return over time. • “Athene” refers to Athene Holding Ltd. (together with its subsidiaries, “Athene”), a subsidiary of the Company and a leading retirement services company that issues, reinsures and acquires retirement savings products designed for the increasing number of individuals and institutions seeking to fund retirement needs, and to which Apollo, through its consolidated subsidiary Apollo Insurance Solutions Group LP (“ISG”), provides asset management and advisory services. • “Athora” refers to a strategic platform that acquires or reinsures blocks of insurance business in the German and broader European life insurance market (collectively, the “Athora Accounts”). • “Capital solutions fees and other, net” primarily includes transaction fees earned by Apollo Capital Solutions ("ACS") related to underwriting, structuring, arrangement and placement of debt and equity securities, and syndication for funds managed by Apollo, portfolio companies of funds managed by Apollo, and third parties. Capital solutions fees and other, net also includes advisory fees for the ongoing monitoring of portfolio operations and directors' fees. These fees also include certain offsetting amounts including reductions in management fees related to a percentage of these fees recognized ("management fee offset") and other additional revenue sharing arrangements. • “Cost of Funds” includes liability costs related to cost of crediting on both deferred annuities and institutional products as well as other liability costs, but does not include the proportionate share of the ACRA cost of funds associated with the noncontrolling interests. While we believe cost of funds is a meaningful financial metric and enhances the understanding of the underlying profitability drivers of our retirement services business, it should not be used as a substitute for total benefits and expenses presented under U.S. GAAP. • “Debt Origination” represents (i) capital that has been invested in new debt or debt like investments by Apollo's yield and hybrid strategies (whether purchased by Apollo funds and accounts, or syndicated to third parties) where Apollo or one of Apollo's platforms has sourced, negotiated, or significantly affected the commercial terms of the investment; (ii) new capital pools formed by debt issuances, including CLOs and (iii) net purchases of certain assets by the funds and accounts we manage that we consider to be private, illiquid, and hard to access assets and which the funds and accounts otherwise may not be able to meaningfully access. Debt origination generally excludes any issuance of debt or debt-like investments by the portfolio companies of the funds we manage. • “Dry Powder” represents the amount of capital available for investment or reinvestment subject to the provisions of the applicable limited partnership agreements or other governing agreements of the funds, partnerships and accounts we manage. Dry powder excludes uncalled commitments which can only be called for fund fees and expenses and commitments from perpetual capital vehicles. • “FRE Compensation Ratio” is calculated as fee-related compensation divided by fee-related revenues (which includes management fees, capital solutions fees and other, net, and fee-related performance fees). • “FRE Margin” is calculated as Fee Related Earnings divided by fee-related revenues (which includes management fees, capital solutions fees and other, net, and fee-related performance fees). • “Gross Capital Deployment” represents the gross capital that has been invested by the funds and accounts we manage during the relevant period, but excludes certain investment activities primarily related to hedging and cash management functions at the firm. Gross Capital Deployment is not reduced or netted down by sales or refinancings, and takes into account leverage used by the funds and accounts we manage in gaining exposure to the various investments that they have made. • "Gross IRR" of accord series and the European principal finance funds represents the annualized return of a fund based on the actual timing of all cumulative fund cash flows before management fees, performance fees allocated to the general partner and certain other expenses. Calculations may include certain investors that do not pay fees. The terminal value is the net asset value as of the reporting date. Non-U.S. dollar denominated (“USD”) fund cash flows and residual values are converted to USD using the spot rate as of the reporting date. In addition, gross IRRs at the fund level will differ from those at the individual investor level as a result of, among other factors, timing of investor-level inflows and outflows. Gross IRR does not represent the return to any fund investor. • "Gross IRR" of a traditional private equity or hybrid value fund represents the cumulative investment-related cash flows (i) for a given investment for the fund or funds which made such investment, and (ii) for a given fund, in the relevant fund itself (and not any one investor in the fund), in each case, on the basis of the actual timing of investment inflows and outflows (for unrealized investments assuming disposition on September 30, 2023 or other date specified) aggregated on a gross basis quarterly, and the return is annualized and compounded before management fees, performance fees and certain other expenses (including interest incurred by the fund itself) and measures the returns on the fund’s investments as a whole without regard to whether all of the returns would, if distributed, be payable to the fund’s investors. In addition, gross IRRs at the fund level will differ from those at the individual investor level as a result of, among other factors, timing of investor-level inflows and outflows. Gross IRR does not represent the return to any fund investor. 34 Definitions - cont'd

• "Gross IRR" of infrastructure funds represents the cumulative investment-related cash flows in the fund itself (and not any one investor in the fund), on the basis of the actual timing of cash inflows and outflows (for unrealized investments assuming disposition on September 30, 2023 or other date specified) starting on the date that each investment closes, and the return is annualized and compounded before management fees, performance fees, and certain other expenses (including interest incurred by the fund itself) and measures the returns on the fund’s investments as a whole without regard to whether all of the returns would, if distributed, be payable to the fund’s investors. Non-USD fund cash flows and residual values are converted to USD using the spot rate as of the reporting date. In addition, gross IRRs at the fund level will differ from those at the individual investor level as a result of, among other factors, timing of investor-level inflows and outflows. Gross IRR does not represent the return to any fund investor. • “Gross Return” of a yield fund and Credit Strategies and Accord is the monthly or quarterly time-weighted return that is equal to the percentage change in the value of a fund’s portfolio, adjusted for all contributions and withdrawals (cash flows) before the effects of management fees, incentive fees allocated to the general partner, or other fees and expenses. Returns for these categories are calculated for all funds and accounts in the respective strategies excluding assets for Athene, Athora and certain other entities where Apollo manages or may manage a significant portion of the total company assets. Returns of CLOs represent the gross returns on assets. Returns over multiple periods are calculated by geometrically linking each period’s return over time. • “HoldCo” refers to Apollo Global Management, Inc. • “Inflows” within the Asset Management segment represents (i) at the individual strategy level, subscriptions, commitments, and other increases in available capital, such as acquisitions or leverage, net of inter-strategy transfers, and (ii) on an aggregate basis, the sum of inflows across the yield, hybrid and equity strategies. • "MidCap Financial" refers to MidCap FinCo Designated Activity Company. • “Net Invested Assets” represent the investments that directly back Athene's net reserve liabilities as well as surplus assets. Net invested assets is used in the computation of net investment earned rate, which is used to analyze the profitability of Athene’s investment portfolio. Net invested assets includes (a) total investments on the statements of financial condition, with AFS securities, trading securities and mortgage loans at cost or amortized cost, excluding derivatives, (b) cash and cash equivalents and restricted cash, (c) investments in related parties, (d) accrued investment income, (e) VIE assets, liabilities and noncontrolling interest adjustments, (f) net investment payables and receivables, (g) policy loans ceded (which offset the direct policy loans in total investments) and (h) an adjustment for the allowance for credit losses. Net invested assets exclude assets associated with funds withheld liabilities related to business exited through reinsurance agreements and derivative collateral (offsetting the related cash positions). Athene includes the underlying investments supporting its assumed funds withheld and modco agreements in its net invested assets calculation in order to match the assets with the income received. Athene believes the adjustments for reinsurance provide a view of the assets for which it has economic exposure. Net invested assets include Athene’s proportionate share of ACRA investments, based on Athene’s economic ownership, but do not include the proportionate share of investments associated with the noncontrolling interests. Net invested assets are averaged over the number of quarters in the relevant period to compute a net investment earned rate for such period. While Athene believes net invested assets is a meaningful financial metric and enhances the understanding of the underlying drivers of its investment portfolio, it should not be used as a substitute for total investments, including related parties, presented under U.S. GAAP. • “Net Investment Earned Rate” is computed as the income from Athene's net invested assets divided by the average net invested assets, for the relevant period. • “Net Investment Spread” measures Athene's investment performance plus its strategic capital management fees, less its total cost of funds. Net investment earned rate is a key measure of Athene's investment performance while cost of funds is a key measure of the cost of its policyholder benefits and liabilities. • "Net IRR" of accord series and the European principal finance funds represents the annualized return of a fund after management fees, performance fees allocated to the general partner and certain other expenses, calculated on investors that pay such fees. The terminal value is the net asset value as of the reporting date. Non-USD fund cash flows and residual values are converted to USD using the spot rate as of the reporting date. In addition, net IRR at the fund level will differ from that at the individual investor level as a result of, among other factors, timing of investor-level inflows and outflows. Net IRR does not represent the return to any fund investor. • "Net IRR" of a traditional private equity or the hybrid value funds represents the gross IRR applicable to a fund, including returns for related parties which may not pay fees or performance fees, net of management fees, certain expenses (including interest incurred or earned by the fund itself) and realized performance fees all offset to the extent of interest income, and measures returns at the fund level on amounts that, if distributed, would be paid to investors of the fund. The timing of cash flows applicable to investments, management fees and certain expenses, may be adjusted for the usage of a fund’s subscription facility. To the extent that a fund exceeds all requirements detailed within the applicable fund agreement, the estimated unrealized value is adjusted such that a percentage of up to 20.0% of the unrealized gain is allocated to the general partner of such fund, thereby reducing the balance attributable to fund investors. In addition, net IRR at the fund level will differ from that at the individual investor level as a result of, among other factors, timing of investor-level inflows and outflows. Net IRR does not represent the return to any fund investor. • "Net IRR" of infrastructure funds represents the fund (and not any one investor in the fund), on the basis of the actual timing of cash inflows received from and outflows paid to investors of the fund (assuming the ending net asset value as of September 30, 2023 or other date specified is paid to investors), excluding certain non-fee and non-performance fee bearing parties, and the return is annualized and compounded after management fees, performance fees, and certain other expenses (including interest incurred by the fund itself) and measures the returns to investors of the fund as a whole. Non-USD fund cash flows and residual values are converted to USD using the spot rate as of the reporting date. In addition, net IRR at the fund level will differ from that at the individual investor level as a result of, among other factors, timing of investor-level inflows and outflows. Net IRR does not represent the return to any fund investor. 35 Definitions - cont'd

Retirement Services Flows & Invested Assets 7. Represents outflows from funding agreements, pension group annuities, and multi-year guarantee fixed annuities (MYGA), all of which occur based on defined maturities or substantially lapse upon reaching their contractual term. Amounts may vary on a quarterly basis, based on the timing of original issuance. 8. Represents outflows from fixed index annuities and other applicable products, which have varying degrees of predictability due to policyholder actions. 9. Represents partial annuity withdrawals to meet retirement income needs within contractual annual limits. 10. Represents outflows from policies that no longer have an active surrender charge in force. 11. Represents outflows from policies with an active surrender charge in force. 12. Strategic reinsurance transaction outflows in 3Q'23 related to the portion of the reinsurance business recaptured by Venerable Insurance and Annuity Company. 13. The outflow rate is calculated as outflows attributable to Athene divided by Athene average net invested assets for the respective period, on an annualized basis. • “Other operating expenses” within the Principal Investing segment represents expenses incurred in the normal course of business and includes allocations of non-compensation expenses related to managing the business. • “Other operating expenses” within the Retirement Services segment represents expenses incurred in the normal course of business inclusive of compensation and non-compensation expenses, but does not include the proportionate share of the ACRA operating expenses associated with the noncontrolling interests. • “Perpetual capital” refers to assets under management of certain vehicles with an indefinite duration, which assets may only be withdrawn under certain conditions or subject to certain limitations, including satisfying required hold periods or percentage limits on the amounts that may be redeemed over a particular period. The investment management, advisory or other service agreements with our perpetual capital vehicles may be terminated under certain circumstances. • “PII Compensation Ratio” is calculated as Principal investing compensation divided by the sum of realized performance fees and realized investment income. • “Principal investing compensation” within the Principal Investing segment represents realized performance compensation, distributions related to investment income and dividends, and includes allocations of certain compensation expenses related to managing the business. • “Realized Value” refers to all cash investment proceeds received by the relevant Apollo fund, including interest and dividends, but does not give effect to management fees, expenses, incentive compensation or performance fees to be paid by such Apollo fund. • “Redding Ridge” refers to Redding Ridge Asset Management, LLC and its subsidiaries, which is a standalone, self-managed asset management business established in connection with risk retention rules that manages CLOs and retains the required risk retention interests. • “Remaining Cost” represents the initial investment of the fund in a portfolio investment, reduced for any return of capital distributed to date on such portfolio investment. • “Total Invested Capital” refers to the aggregate cash invested by the relevant Apollo fund and includes capitalized costs relating to investment activities, if any, but does not give effect to cash pending investment or available for reserves and excludes amounts, if any, invested on a financed basis with leverage facilities. • “Total Value” represents the sum of the total Realized Value and Unrealized Value of investments. • “Unrealized Value” refers to the fair value consistent with valuations determined in accordance with GAAP, for investments not yet realized and may include payments in kind, accrued interest and dividends receivable, if any, and before the effect of certain taxes. In addition, amounts include committed and funded amounts for certain investments. • “Vintage Year” refers to the year in which a fund’s final capital raise occurred, or, for certain funds, the year of a fund’s effective date or the year in which a fund’s investment period commences pursuant to its governing agreements. 36 Endnotes Definitions - cont'd

Forward-Looking Statements In this presentation, references to “Apollo,” “we,” “us,” “our” and the “Company” refer collectively to Apollo Global Management, Inc. and its subsidiaries, or as the context may otherwise require. This presentation may contain forward-looking statements that are within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, discussions related to Apollo’s expectations regarding the performance of its business, its liquidity and capital resources and other non-historical statements. These forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. When used in this presentation, the words “believe,” “anticipate,” “estimate,” “expect,” “intend” and similar expressions are intended to identify forward-looking statements. Although management believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct. These statements are subject to certain risks, uncertainties and assumptions, including risks relating to inflation, market conditions and interest rate fluctuations generally, the impact of COVID-19, the impact of energy market dislocation, our ability to manage our growth, our ability to operate in highly competitive environments, the performance of the funds we manage, our ability to raise new funds, the variability of our revenues, earnings and cash flow, the accuracy of management’s assumptions and estimates, our dependence on certain key personnel, our use of leverage to finance our businesses and investments by the funds we manage, Athene’s ability to maintain or improve financial strength ratings, the impact of Athene’s reinsurers failing to meet their assumed obligations, Athene’s ability to manage its business in a highly regulated industry, changes in our regulatory environment and tax status, and litigation risks, among others. Apollo believes these factors include but are not limited to those described under the section entitled “Risk Factors” in our annual report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 1, 2023, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this presentation and in other filings with the SEC. Apollo undertakes no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law. This presentation does not constitute an offer of any Apollo fund. 37